UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2014
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2014, Materion Corporation (the "Company") issued a press release that provides an update to expected full-year 2013 results and preliminary guidance for the full-year 2014. The Company has provided earnings per share adjusted to exclude costs related to the previously announced facility and product line rationalizations because it believes excluding these costs from its operating results provides an indication of the Company's baseline performance, which facilitates the evaluation of and comparison of the Company's results.  Additionally, the Company's management internally assesses the Company's operating results on this basis. The press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On January 13, 2014, the Board of Directors of the Company (the "Board") approved the repurchase of up to $50 million of the Company's common stock. This authorization replaces the Company’s existing stock repurchase authorization of 1,000,000 shares, of which approximately 600,000 shares were repurchased. The number, price, structure and timing of the repurchases, if any, will be at the Company’s sole discretion, and future repurchases will be evaluated by the Company depending on market conditions, liquidity needs and other factors. The Board may suspend, modify or terminate this repurchase program at any time without prior notice.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit
99.1	Materion Corporation press release, dated January 14, 2014

The press release issued January 14, 2014 is furnished herewith as Exhibit No. 99.1 to this report, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

January 14, 2014	By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Materion Corporation press release, dated January 14, 2014